Exhibit 3.1

GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC

ARTICLES OF AMENDMENT

Goldman Sachs Real Estate Finance Trust Inc, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to delete the first two sentences of Section 5.1 of Article V in their entirety and to substitute in lieu thereof the following sentences:

The Corporation has authority to issue 2,220,000,000 Shares, consisting of (i) 2,010,000,000 shares of voting common stock, $0.01 par value per share (the “Voting Common Shares”), (a) 500,000,000 shares of which are designated as a series of common stock named Series T common stock (the “Series T Common Shares”), 500,000,000 shares of which are designated as a series of common stock named Series S common stock (the “Series S Common Shares”), 500,000,000 shares of which are designated as a series of common stock named Series D common stock (the “Series D Common Shares”) and 500,000,000 shares of which are designated as a series of common stock named Series I common stock (the “Series I Common Shares”), which collectively are one undesignated class of voting common stock, (b) 5,000,000 shares of which are designated as a class of common stock named Class F-I common stock (the “Class F-I Common Shares”) and (c) 5,000,000 shares of which are designated as a class of common stock named Class F-II common stock (the “Class F-II Common Shares”), (ii) 110,000,000 shares of non-voting common stock, $0.01 par value per share (the “Non-Voting Common Shares,” and together with Voting Common Shares, the “Common Shares”), 10,000,000 shares of which are designated as a series of common stock named Series NV-1 common stock (the “Series NV-1 Common Shares”) and 100,000,000 shares of which are designated as a series of common stock named Series NV-2 common stock (the “Series NV-2 Common Shares”), which collectively are one undesignated class of non-voting common stock, and (iii) 100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Shares”). The aggregate par value of all authorized Shares having par value is $22,200,000.

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 2,120,000,000, consisting of (i) 2,010,000,000 shares of voting common stock, $0.01 par value per share, of which (a) 500,000,000 shares were classified as Series T common stock, 500,000,000 shares were classified as Series S common stock, 500,000,000 shares were classified as Series D common stock and 500,000,000 shares were classified as Series I common stock, (b) 5,000,000 shares were classified as Class F-I common stock, (c) 5,000,000 shares were classified as Class F-II common stock, (ii) 10,000,000 shares of non-voting common stock, $0.01 par value per share, and (iii) 100,000,000 shares of preferred stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $21,200,000.

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 2,220,000,000, consisting of (i) 2,010,000,000 shares of voting common stock, $0.01 par value per share, (a) 500,000,000 of which are classified as Series T common stock, 500,000,000 of which are classified as Series S common stock, 500,000,000 of which are classified as Series D common stock and 500,000,000 of which are classified as Series I common stock, (b) 5,000,000 shares of which are classified as Class F-I common stock, (c) 5,000,000 shares of which are classified as Class F-II common stock, (ii) 110,000,000 shares of non-voting common stock, $0.01 par value per share, of which 10,000,000 are classified as Series NV-1 common stock and 100,000,000 are classified as Series NV-2 common stock, and (iii) 100,000,000 shares of preferred stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $22,200,000.

FOURTH: The Charter is further amended to provide that the issued and outstanding shares of non-voting common stock of the Corporation are renamed as “Series NV-1 common stock.”

FIFTH: The amendment in paragraph four only changes the name of the outstanding unclassified non-voting common stock to Series NV-1 common stock and does not change the rights or preferences of the shares of outstanding non-voting common stock of the Corporation.

SIXTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the amendments herein.

SEVENTH: The amendments to the Charter herein were approved by a majority of the entire Board of Directors of the Corporation as required by law and were limited to changes expressly authorized by Section 2-105(a)(13) and Section 2-605 of the Maryland General Corporation Law (the “MGCL”), as applicable, without any action by the stockholders of the Corporation.

EIGHTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of the undersigned’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Financial Officer and Treasurer and attested to by its Chief Executive Officer and President on this 3rd day of February, 2026.

ATTEST:		GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC

By:	/s/ Steve Pack	By:	/s/ Mallika Sinha
	Name: Steve Pack		Name: Mallika Sinha
	Title: Chief Executive Officer and President		Title: Chief Financial Officer and Treasurer